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                                                                   EXHIBIT 10.22

                              SECOND AMENDMENT
                              ----------------
                        TO REVOLVING CREDIT AGREEMENT
                        -----------------------------

        This SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Second Amendment") dated as of December 1, 1995, by and among HPSC, INC. (the "Borrower"), a Delaware corporation, AMERICAN COMMERCIAL FINANCE CORPORATION, a Delaware corporation ("ACFC" or the "Guarantor"), THE FIRST NATIONAL BANK OF BOSTON ("FNBB"), BANK OF AMERICA ILLINOIS ("BOA"), CORESTATES BANK, N.A. ("CoreStates"), THE DAIWA BANK, LIMITED ("Daiwa"), NATIONSBANK, N.A. ("NationsBank") (FNBB, BOA, CoreStates, and Daiwa, collectively, the Existing Banks)(the Existing Banks and NationsBank, collectively, the "Banks"), and THE FIRST NATIONAL BANK OF BOSTON as Agent for the Banks and BANK OF AMERICA ILLINOIS as co-agent for the Banks. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement (as defined below).

        WHEREAS, the Borrower, the Agent and the Banks are parties to that certain Amended and Restated Revolving Credit Agreement dated as of May 15, 1995, as amended by the First Amendment dated as of November 13, 1995, (as so amended and as may be further amended, modified or supplemented and in effect from time to time, the "Credit Agreement");

        WHEREAS, the Borrower has requested that NationsBank agree to provide an additional commitment to make loans to the Borrower in an amount equal to the amount set forth opposite its name on SCHEDULE 1 subject to the terms and conditions contained herein and in the Credit Agreement, and NationsBank, subject to the terms and conditions contained herein and in the Credit Agreement, has agreed to so provide an additional commitment;

        WHEREAS, the Borrower has requested that certain other terms and provisions of the Credit Agreement be amended and the Agent and the Banks subject to the terms and conditions contained herein, have agreed to so amend the Credit Agreement;

        NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. AMENDMENT TO THE CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

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        (a) Section 1.1 of the Credit Agreement is hereby amended by deleting the following definitions in their entirety: "Letter of Credit", "Letter of Credit Fee", "Letter of Credit Application", "Letter of Credit Participation", "Maximum Drawing Amount", "Reimbursement Obligation", "Uniform Customs" and "Unpaid Reimbursement Obligations".

        (b) Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate place in the alphabetical sequence of definitions:

        "ACFC CREDIT POLICY." ACFC's criteria for the extension of credit for receivables and contracts as set forth on EXHIBIT J attached hereto and made a part hereof.

        "ACFC RECEIVABLE." An Account Receivable originated by ACFC pursuant to ACFC's Credit Policy.

        "CONDITIONAL SALES AGREEMENT." Each conditional sales agreement which evidences any Accounts Receivable included as an Eligible Accounts Receivable

        "CONTRACT FILE." With respect to each Contract, the executed original counterpart of the Contract that constitutes an "instrument" for purposes of 9-105(1)(i) of the UCC, together with a duly executed allonge transferring such instrument to the Agent.

        "INSTRUMENT OF ADHERENCE."  See sec.18.10.

        "NEW BANK."  See sec.18.10.

        "RESERVE AMOUNT."  $1,000,000.

        "UCC." The Uniform Commercial Code as enacted and in effect from time to time in the Commonwealth of Massachusetts.

        (c) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Borrowing Base" in its entirety and inserting in lieu thereof the following text:

                "BORROWING BASE. At the relevant time of reference thereto, an amount determined by the Agent by reference to the most recent Borrowing Base Report delivered to the Banks and the Agent pursuant to sec.7.4(e), which is equal to the sum of the following:

                (i)  80% of Eligible Accounts Receivable; PLUS
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                (ii)  50% of the Residual Value of Equipment, PROVIDED, that the amount included in the Borrowing Base pursuant to this clause (ii) shall not exceed $1,000,000; MINUS

               (iii)  the Reserve Amount;

        PROVIDED, HOWEVER, that (x) if the Total Commitment is less than $60,000,000, ACFC Receivables included in the Borrowing Base shall not comprise more than 25% of the Borrowing Base and (y) if the Total Commitment is equal to or greater than $60,000,000, ACFC Receivables included in the Borrowing Base shall not comprise more than 35% of the Borrowing Base."

        (d) Section 1.1 of the Credit Agreement is hereby further amended by deleting the word "Shawmut"' appearing in the definition of "Banks".

        (e) Section 1.1 of the Credit Agreement is hereby further amended by inserting the text "(other than the purchase of computer software)" immediately after the text "purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets" and before the text "that would be required to be capitalized" appearing in the definition of "Capital Expenditures".

        (f) Section 1.1 of the Credit Agreement is hereby further amended by deleting the text ", and participate in the issuance, extension and renewal of Letters of Credit for the account of," appearing in the definition of "Commitment".

        (g) Section 1.1 of the Credit Agreement is hereby further amended by inserting the text "Customer Receivable or Practice Receivable relating to any" after the text "or instrument which evidences any" and before the text "Account Receivable included" appearing in the definition of "Contract".

        (h) Section 1.1 of the Credit Agreement is hereby further amended by inserting the text "or inventory or accounts" at the end of the definition of "Customer".

        (i) Section 1.1 of the Credit Agreement is hereby further amended by deleting subsection (xiii) of the definition of "Eligible Accounts Receivable" and inserting in lieu thereof the following new subsection (xiii):

                "(xiii) that originated in the ordinary course of the Borrower's or ACFC's business;".

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        (j)  Section 1.1 of the Credit Agreement is hereby further amended by inserting the following new subsections (xviii) through (xxii) immediately after subsection (xvii) of the definition "Eligible Accounts Receivable":

                "(xviii) that if an ACFC Receivable, the Contract Files with respect to the Contracts relating thereto have been delivered to the Agent; (xix) that with respect to which all the representations and warranties set forth in sec.6.21 of this Credit Agreement are true and correct in all material respects on and as of the date hereof except to the extent that any of such representations and warranties relate, by the express terms thereof, solely to a date prior to the relevant date;
        (xx) that with respect to which the Borrower or ACFC has filed and maintained the effectiveness of UCC financing statements against the Obligor in order to perfect any security interest granted in such Contract in the related collateral of the Obligor; (xxi) that satisfies all applicable requirements of the Borrower's Credit Policy or if an ACFC Receivable, the ACFC Credit Policy; and (xxii) that is freely assignable and arises under a Contract which is also freely assignable;"

        (k) Section 1.1 of the Credit Agreement is hereby further amended by deleting the amount "$10,000,000" appearing in clause (ii) of the last sentence of the definition of "Eligible Accounts Receivable" and inserting in lieu thereof the amount "$12,500,000".

        (l) Section 1.1 of the Credit Agreement is hereby further amended by deleting the text ", the Letter of Credit Applications, the Letters of Credit" appearing in the definition of "Loan Documents".

        (m) Section 1.1 of the Credit Agreement is hereby further amended by deleting the date "December 31, 1995" appearing in the definition of "Maturity Date" and inserting in lieu thereof the date "December 31, 1996".

        (n) Section 1.1 of the Credit Agreement is hereby further amended by deleting the text "Letter of Credit Applications, Letters of Credit" appearing in the definition of "Obligations".

        (o) Section 2.1 of the Credit Agreement is hereby amended by deleting the text "MINUS such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations" and the text "PLUS the Maximum Drawing Amount and all Unpaid Reimbursement Obligations" appearing in the first sentence thereof.

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        (p)  Section 2.2 of the Credit Agreement is hereby amended by deleting the text "MINUS the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations" appearing therein.

        (q) Section 2.6 of the Credit Agreement is hereby amended by deleting the time "1:00 p.m." appearing therein and inserting in lieu thereof the time "12:00 noon (Boston time)".

        (r) Section 2.8.1 of the Credit Agreement is hereby amended by deleting the time "1:00 p.m." appearing therein and inserting in lieu thereof the time "2:00 p.m.".

        (s) Section 3.2 of the Credit Agreement is hereby amended by deleting the text in its entirety and inserting in lieu thereof the text:

                "If at any time the sum of the outstanding amount of the Revolving Credit Loans exceeds the lesser of (i) the Total Commitment and (ii) the Borrowing Base, for more than five (5) consecutive Business Days, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application to the Revolving Credit Loans. Each prepayment of the Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion. In addition, collections of Accounts Receivable shall be applied to the Revolving Credit Loans pursuant to cash management arrangements satisfactory to the Agent and the Banks."

        (t) Section 3A of the Credit Agreement is hereby amended by deleting it in its entirety.

        (u) Section 4.3.1 of the Credit Agreement is hereby amended by deleting the text: "Reimbursement Obligations, Letter of Credit Fees" appearing therein.

        (v) Section 4.4 of the Credit Agreement is hereby amended by deleting the text "and Letter of Credit Fees" appearing therein.

        (w) Section 4.7 of the Credit Agreement is hereby amended by deleting the text "Reimbursement Obligation" each time such text appears therein.

        (x) Section 6 of the Credit Agreement is hereby amended by deleting the text "The Borrower" appearing in the introductory text and inserting the text "Each of the Borrower and ACFC" in lieu thereof.

        (y) Section 6.17 of the Credit Agreement is hereby amended by deleting the sentence "The Borrower will obtain Letters of Credit solely for the purpose of complying with the requirements of sec.7.2 of the Stock Purchase Agreement" appearing therein.

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        (z)  Section 6.19 of the Credit Agreement is hereby amended by inserting the sentence "Each of Funding, Credident, and ACFC have no Subsidiaries" at the end thereof.

        (aa) Section 6.21 of the Credit Agreement is hereby amended by deleting the text in its entirety and inserting in lieu thereof the following text:

                "Each Account Receivable included in Eligible Accounts Receivable meets the following criteria:

                (a) Either the Borrower or ACFC is the sole legal owner of the Account Receivable, the Contracts and the Equipment (or will have a first priority security interest in the Equipment), free and clear of all liens other than Permitted Liens.

                (b) Each of the Contracts is a legal, valid and binding full recourse obligation of the Obligor thereunder, enforceable by the Borrower or ACFC and their respective assigns against such Obligor in accordance with the terms thereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and by any and all applicable requirements of any federal, state or local law including, without limitation, usury, truth-in-lending and equal credit opportunity laws applicable to each Contract have been complied with.

                (c) The Borrower and ACFC, and to the best of their respective knowledge, the other parties to such Contract, had all requisite authority and capacity to enter into such Contract; and no Obligor has been released, in whole or in part, from any of its obligations in respect of any Contract.

                (d) Except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and by equitable principles, the obligation of each Obligor to pay all amounts owed under each of the Contracts to which such Obligor is a party throughout the term thereof is and will be unconditional, without any right of set-off or counterclaim or any defense by such Obligor, and without regard to any event affecting the Equipment, if

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                                     -7-

        any, subject to such Contract, any claim of such Obligor against the Borrower or ACFC or any change in circumstance of such Obligor or any other circumstance whatsoever.

                (e) There will be no facts or circumstances existing as of the relevant time which give rise to any right of rescission, offset, counterclaim or defense, including the defense of usury, to the obligations of any Obligor, including the obligation of such Obligor to pay all amounts due thereunder, with respect to any Contract to which such Obligor is a party; and neither the operation of any of the terms of any Contract nor the exercise of any right thereunder will render such Contract unenforceable in whole or in part or subject to any right of rescission, offset, counterclaim or defense, including the defense of usury (other than limitations on enforcement as a result of bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles), and no such right of rescission, offset, counterclaim or defense has been asserted with respect thereto.

                (f) No Contract, and no provision of any Contract, has been amended, terminated, altered, waived or modified since inception in any respect that is adverse to the interests of the Borrower or ACFC except for reissues that are consistent with Borrower's past practices, no Contract has been satisfied, cancelled or subordinated, in whole or in part, or rescinded, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination or rescission, except for Contracts that have been prepaid in full.

                (g) No Obligor has been released by the Borrower or ACFC from the terms of the related Contract.

                (h) Each Contract was originated or acquired in (1) in the Borrower's ordinary course of business, in accordance with the Borrower's Credit Policy or (2) in ACFC's ordinary course of business, in accordance with ACFC's Credit Policy. Each Contract is of a type

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                                     -8-

        customarily in use in the leasing or financing business and has not been found, in the Agent's reasonable judgment, to be unacceptable.

                (i) Each Obligor is a resident of the United States of America and is not the Borrower or ACFC or an Affiliate of the Borrower or ACFC.


                (j) Each Lease requires the Obligor to assume all risk of loss or malfunction of the related Equipment. Each Lease or Conditional Sales Agreement requires the Obligor to pay all sales, use, property, excise and other similar taxes imposed on or with respect to the related Equipment. No Contract permits early termination or prepayment, unless the amount required to be paid by or on behalf of Obligor in respect thereof is equal to or greater than the applicable termination amount as set forth in such Contract. No Contract provides for the substitution, exchange or addition of any Equipment subject thereto which would result in any reduction of the amount of payments or change the timing of payments due under such Contract.

                (k) There are no proceedings or investigations pending against the Borrower or ACFC or, to the best of their respective knowledge, threatened or otherwise pending before any court, regulatory body, administrative agency or other tribunal or government instrumentality
        (A) asserting the invalidity or unenforceability of any Contract, (B) seeking to prevent payment and performance of any Contract, or (C) seeking any determination or ruling that might, in the aggregate, adversely and materially affect the validity or enforceability of any Contract.

                (l) Each of the Borrower and ACFC has duly performed all material obligations on its part required to be performed by it under or in connection with each Contract, and has done nothing to materially impair its rights thereunder.

                (m) Each Contract is either an "account" (as defined in Section 9-106 of the UCC) or "chattel paper" (as defined in Section 9-105 of the UCC) or an

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                                     -9-

        "instrument" (as defined in Section 9-105 of the UCC). If the Contract is chattel paper, then (i) there is only one counterpart of the Contract that constitutes "chattel paper" for purposes of Section 9-105(b) and 9-308 of the UCC and (ii) either the Borrower or ACFC, as applicable, has a first priority security interest in the Equipment that is the subject of the Contract.

                (n) Each Lease requires the related Obligor to maintain the related Equipment, if any, in good and workable order. Each Lease or Conditional Sales Agreement requires the related Obligor to obtain and maintain physical damage insurance on the Equipment subject thereto and to name the lessor or lender thereunder as loss payee and an additional insured with respect thereto. The Agent is named as loss payee under all of the Borrower's or ACFC's physical damage insurance on the Equipment, other than insurance of the Borrower or ACFC maintained under Borrower's or ACFC's lessee insurance program pursuant to equipment leases and conditional sales agreements with its lessees. To the best of the Borrower's and ACFC's knowledge, the Equipment was properly delivered to the Obligor in good repair, without defects and in satisfactory order and the related Equipment, if any, is in good operating condition and repair. To the best of the Borrower's and ACFC's knowledge, the related Equipment was accepted by the Obligor after reasonable opportunity to inspect and test the same and no Obligor has informed the Borrower or ACFC of any defects therein.

                (o) No Contract constitutes a "consumer lease" under the UCC.

                (p) The Borrower and ACFC have marked their computer records, to reflect the interest granted to the Agent hereunder.

                (q) Each Contract permits the rights with respect to such Contract, and all collateral related thereto, to be assigned by either the Borrower or ACFC, as applicable, without the consent of any Person.

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                                    -10-

                (r) The Borrower or ACFC, as applicable, shall have taken actions with respect to the collateral in respect of each Contract related to any Account Receivable which has an outstanding balance equal to or greater than $5,000 as is necessary to insure that the Borrower or ACFC, as applicable, maintains, as against the Obligor thereunder a perfected security interest in any collateral of the Obligor relating thereto free and clear of adverse claims, or in the case of any Lease, to ensure that the Borrower or ACFC, as the case may be, would maintain such a perfected security interest in the event that a court or other Person were to determine that such Lease purported to transfer to the Obligor an ownership (rather than a leasehold) interest in the Equipment subject thereto.

                (s) The Borrower or ACFC, as applicable, shall have taken actions with respect to the Accounts Receivable to ensure that the Agent, for the benefit of itself and the Banks, has a priority perfected security interest in such Accounts Receivable free and clear of any adverse claims, including, without limitation, delivery of any applicable Contract Files."

                (z) Section 7 of the Credit Agreement is hereby amended by deleting the text "The Borrower" appearing therein and inserting in lieu thereof the text "Each of the Borrower and ACFC".

                (aa) Section 7 of the Credit Agreement is hereby amended mutatis mutandis to reflect the fact that ACFC is bound, with respect to itself, by each of the agreements, covenants, and obligations set forth in Sections 7.3, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14 and
        7.15 to the same extent as the Borrower.

                (bb) Section 7.1 of the Credit Agreement is hereby amended by deleting the text ", the Letter of Credit Fees" appearing therein.

                (cc) Section 7.2 of the Credit Agreement is hereby amended by deleting the text in its entirety and inserting in lieu thereof the text:

                   "The Borrower will, and will cause each of its Subsidiaries
                (other than Credident and ACFC) to maintain its chief executive office in Boston, Massachusetts or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Borrower and its Subsidiaries in respect of the Loan Documents may be given or made. ACFC will maintain its chief executive office in West Hartford, Connecticut, or at such other place in the United States of America as ACFC shall designate upon written notice to the Agent, where notices, presentations and demands to or upon ACFC in respect of the Loan Documents may be given or made."

                (dd) Section 7.4 of the Credit Agreement is hereby amended mutatis mutandis to reflect the fact that ACFC is required to deliver to the Banks at the same times and in the same manner, the same reports and other information with respect to ACFC as is required of the Borrower pursuant to such Section (other than those set forth in Sections 7.4(a) and 7.4(b)).

                (ee) Section 7.4(a) of the Credit Agreement is hereby amended by deleting the text: ", together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default".

                (ff) Section 7.4(h) of the Credit Agreement is hereby amended by deleting the text in its entirety and inserting in lieu thereof the text: "within 5 days of receipt of the same by the Borrower copies of
        (i) the monthly status reports under the Funding Indenture and (ii) monthly settlement reports under the Funding II Credit Agreement and from time to time if the Agent or any Bank so requests copies of (i) other reports delivered under the Funding Indenture or the Funding II Credit Agreement and (ii) other financial data and information with respect to the Borrower or any of its Subsidiaries."

                (gg) Section 7.4(i) of the Credit Agreement is hereby amended by inserting the following text at the end thereof: "if such Schedule has changed since it was last delivered to the Banks".

                (hh) Section 7.4 of the Credit Agreement is hereby amended by deleting the word "and" appearing at the end of subsection (h), by inserting a semicolon in place of the period appearing at the end of subsection (i), and by inserting the following new subsections (j), (k),
        (l) and (m) immediately after subsection (i) thereof:

                     "(j) within fifteen (15) days after the end of each
                calendar month or at such earlier time as the Agent may request, the monthly management report for ACFC;

                     (k) as soon as practicable, but in any event not later than one hundred (100) days after the end of each fiscal year of ACFC, copies of any reports prepared by management with respect to the financial conditions and results of operation of ACFC;

                     (l) as soon as practicable, but in any event not later than forty-eight (48) days after the end of each of the first three fiscal quarters of the fiscal year of ACFC, copies of any reports prepared by management with respect to the financial condition and results of operation of ACFC; and

                     (m) from time to time, such other information regarding the financial condition and results of operation of the Borrower or ACFC as any of the Banks or the Agent shall reasonably request."

                (ii) Section 7.12 of the Credit Agreement is hereby amended by deleting the text in its entirety and inserting in lieu thereof the text: "The Borrower will use the proceeds of the Loans solely for working capital purposes."

                (jj) Section 7 of the Credit Agreement is hereby amended by inserting the following new subsections 7.16, 7.17 and 7.18 immediately following subsection 7.15 thereof:
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                                    -12-

        "7.16 CREDIT POLICY. The Borrower and ACFC shall comply in all material respects with the Credit Policy and the ACFC Credit Policy, as applicable, in regard to each Account Receivable and any related Contracts.

        7.17 PERFECTED SECURITY INTEREST UNDER CONTRACTS. The Borrower and ACFC shall take such actions with respect to each Account Receivable which has an outstanding balance equal to or greater than $5,000 as is necessary to insure that the Borrower or ACFC, as applicable, maintains against the Obligor thereunder a perfected security interest in any collateral of the Obligor relating thereto free and clear of adverse claims, or in the case of any Lease, to ensure that the Borrower or ACFC, as the case may be, would maintain such a perfected security interest in the event that a court or other Person were to determine that such Lease purported to transfer to the Obligor an ownership (rather than a leasehold) interest in the Equipment subject thereto.

        7.18 PERFORMANCE AND COMPLIANCE WITH RECEIVABLES AND CONTRACTS. The Borrower and ACFC, as applicable, shall at their own expense timely and fully perform and comply in all material respects, with all material provisions, covenants and other promises required to be observed by it under the Contacts."

        (kk) Section 8 of the Credit Agreement is hereby amended by deleting the introductory text in its entirety and inserting in lieu thereof the text:
"The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans hereunder:"

        (ll) Section 8.1(k) of the Credit Agreement is hereby amended by deleting the text in its entirety and inserting in lieu thereof the text:
"[Intentionally Omitted]".

        (mm) Section 8.2(k) of the Credit Agreement is hereby amended by deleting the text in its entirety and inserting in lieu thereof the text "[Intentionally Omitted"].

        (nn) Section 8.3(e) of the Credit Agreement is hereby amended by deleting the amount "$7,000,000" appearing therein and inserting in lieu thereof the amount "$10,000,000" and by inserting the text "and $12,500,000 during fiscal year 1996 and (iii) the aggregate amount of incremental Investments by the Borrower and its Subsidiaries in Credident does not exceed $100,000 during fiscal year 1996."

        (oo) Section 8.4 of the Credit Agreement is hereby amended by deleting the text ", PROVIDED, HOWEVER, that the Borrower may make payments required to be made pursuant to the provisions of the Stock Purchase Agreement so long as no Default or Event of Default has occurred and is continuing" appearing therein.

        (pp) Section 8 of the Credit Agreement is hereby amended by inserting the following new subsection 8.12 immediately following subsection 8.11 thereof:

        "8.12 CHANGE IN CREDIT POLICY. The Borrower shall not make any change in the character of its business or in its Credit Policy, which change would, in either case, impair the collectibility of any Contract. ACFC shall not make any change in the character of its business or in the ACFC Credit Policy, which change would, in either case, impair the collectibility of any Contract."

        (qq) Section 9.1 of the Credit Agreement is hereby amended by deleting the percentage "400%" appearing therein and inserting in lieu thereof the percentage "480%".

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                                    -14-

        (rr) Section 9.4 of the Credit Agreement is hereby amended by deleting the amount "$1,000,000" appearing therein and inserting in lieu thereof the amount "$1,700,000".

        (ss) Section 9.6 of the Credit Agreement is hereby amended by deleting the percentage "10%" appearing therein and inserting in lieu thereof the percentage "9%".

        (tt) Section 9.8 of the Credit Agreement is hereby amended by inserting the text "ACFC will, at the end of each fiscal quarter, recognize a provision for losses on its books for losses with respect to ACFC Receivables at least equal to one percent (1%) of Net Customer Receivables of ACFC originated during such fiscal quarter, as reduced by recoveries in such quarter and otherwise adjusted in accordance with generally accepted accounting principles" at the end thereof.

        (uu) Section 9.9 of the Credit Agreement is hereby amended by deleting the percent "90%" appearing therein and inserting in lieu thereof the number "94%".

        (vv) Section 10 of the Credit Agreement is hereby amended by deleting the text "and of the Agent to issue, extend or renew any Letters of Credit" appearing in the introductory text.

        (ww) Section 10.14 of the Credit Agreement is hereby amended by deleting the text in its entirety and inserting in lieu thereof the text "[Intentionally Omitted]".

        (xx) Section 11.2 of the Credit Agreement is hereby amended by deleting the text "or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Agent would make it illegal for the Agent to issue, extend or renew such Letter of Credit" appearing at the end thereof.

        (yy) Section 11.5 of the Credit Agreement is hereby amended by deleting the text "or the issuance, extension or renewal of the requested Letter of Credit" appearing at the end thereof.

        (zz) Section 12.1(b) of the Credit Agreement is hereby amended by deleting the text ", any Letter of Credit Fee" appearing therein.

        (aaa) Section 12.1 of the Credit Agreement is hereby amended by deleting the text ", and all Reimbursement Obligations" appearing in the final paragraph thereof.

        (bbb) Section 12.1 of the Credit Agreement is hereby amended by inserting the following new subsection (u) immediately following existing subsection (t):

                "(u) the Borrower shall cease to own one hundred percent (100%) of the outstanding shares of common stock of ACFC."

        (ccc) Section 12.3 of the Credit Agreement is hereby amended by deleting the text: "or the Reimbursement Obligations" and the text "or purchaser of any Letter of Credit Participation" appearing therein.

        (ddd) Section 13 of the Credit Agreement is hereby amended by deleting the text in its entirety and inserting in lieu thereof the text:

                "Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (i) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank, and (ii) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by such Bank, by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by such Bank, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it, its proportionate payment as contemplated by this Credit

        Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest unless such Bank is required to pay interest on the payment recovered from such Bank, in which case each of the other Banks will pay its pro-rata share of such interest."

        (eee) Section 14.5.3 of the Credit Agreement is hereby amended by deleting the text "or to purchase any Letter of Credit Participation" and the text ", Unpaid Reimbursement Obligations," and the text "and Unpaid Reimbursement Obligations" each time any such text appears therein.

        (fff) Section 14.6 of the Credit Agreement is hereby amended by deleting the text "or the purchaser of any Letter of Credit Participation" appearing therein.

        (ggg) Section 18.1 of the Credit Agreement is hereby amended by deleting the text ", its participating interest in the risk relating to any Letters of Credit" appearing therein.

        (hhh) Section 18.2(i) of the Credit Agreement is hereby amended by deleting it in its entirety.

        (iii) Section 18.2(g) and (h) of the Credit Agreement are hereby amended by inserting the word "and" at the end of Section 18.2(g) and by deleting the word "and" appearing at the end of Section 18.2(h) and by substituting a period for the semicolon appearing at the end of Section 18.2.

        (jjj) Section 18.3 of the Credit Agreement is hereby amended by deleting the text: "and Letter of Credit Participations purchased by" appearing therein.

        (kkk) Section 18.5 of the Credit Agreement is hereby amended by deleting the text "or Letter of Credit Fees" appearing therein.

        (lll) Section 18.7 of the Credit Agreement is hereby amended by deleting the text "or Reimbursement Obligations" each time such text appears therein.

        (mmm) Section 25 of the Credit Agreement is hereby amended by deleting the text "or Letter of Credit Fees" each time such text appears therein.

        (nnn) SCHEDULE 1 to the Credit Agreement is hereby amended by deleting such Schedule in its entirety and substituting the SCHEDULE 1 attached hereto in place thereof.

        2. INTERBANK SETTLEMENTS.   The Borrower and the Banks hereby agree
that all amounts paid to any Bank by any other Bank in connection with interbank settlements with respect to Loans outstanding immediately prior to the date hereof shall be deemed to constitute Loans under the Credit Agreement as amended hereby.

        3. NEW BANK.   By its signature hereinbelow, NationsBank agrees to be
bound (to the extent of its Commitment), as a Bank, by the terms and conditions of the Credit Agreement and the other Loan Documents, and to make Loans to the Borrower in accordance with the terms of the Credit Agreement and in accordance with its Commitment. By its signature hereinbelow, NationsBank further represents, warrants, acknowledges and agrees as follows:

        (a) the Agent and the Banks have made no representation or warranty and shall have no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, collectibility or value of the Credit Agreement or any of the other Loan Documents, any Collateral, or any other instrument or document furnished pursuant hereto;

        (b) the Agent and the Banks have made no representation or warranty and shall have no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

        (c) NationsBank confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the most recent financial statements referred to in sec.6.4 and sec.7.4 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment;

        (d) NationsBank will, independently and without reliance upon the other Banks or the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;

        (e) NationsBank represents and warrants that it qualifies as an Eligible Assignee;

        (f) NationsBank appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

        (g) NationsBank agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank; and

        (h) NationsBank represents and warrants that it is legall authorized to enter into this Amendment.

        4. CONDITIONS TO EFFECTIVENESS. This Second Amendment shall become effective as of the date hereof (the "Effective Date") upon the satisfaction of each of the following conditions:

        (a) this Second Amendment shall have been executed and delivered by each of the Borrower, the Banks, the Agent and the Guarantor;


        (b) the Borrower shall have executed and delivered to each of the Banks (i) an Amended and Restated Revolving Credit Note or a Revolving Credit Note, as the case may be, in substantially the form of EXHIBIT A attached to the Credit Agreement in an amount equal to such Bank's Commitment as set forth on SCHEDULE 1 attached to the Credit Agreement, as amended hereby, each such Note to be in form and substance satisfactory to each Bank (collectively, the "Replacement Notes").

        (c) all corporate action necessary for the valid execution, delivery and performance by the Borrower of the Credit Agreement, as amended by this Second Amendment, and the Replacement Notes shall have been taken, and evidence thereof satisfactory to the Banks shall have been provided to the Banks; including, without limitation, copies, certified by the Secretary or Assistant Secretary of the Borrower as of the date hereof, of the resolutions of the Borrower approving this Second Amendment; and copies, certified by the Secretary or Assistant Secretary of the Guarantor as of the date hereof, of the resolutions of the Guarantor approving this Second Amendment, in a form satisfactory to the Agent and all documents incident hereto shall be satisfactory in form and substance to the Agent, and the Agent shall have received all information and counterpart originals or certified or other copies of such documents as the Agent may reasonably request in a form satisfactory to the Agent.

        (d) each of the Banks shall have received a certificate of the Secretary or Assistant Secretary of the Borrower or ACFC, as applicable, stating (i) that no amendments to the charter documents of the Borrower or ACFC have been adopted since May 15, 1995 (other than as set forth in such certificate); (ii) stating that the information set forth in the Perfection Certificates delivered to the Agent on May 15, 1995 remains true and complete in all respects; (iii) setting forth the name, title and specimen signature of each individual who shall be authorized to (A) sign, in the name and on behalf of the Borrower and ACFC this Second Amendment and the Replacement Notes; and (B) to give notices and to take other action under the Loan Documents, as amended hereby.

        (e) the Banks and the Agent shall have received from counsel to the Borrower and the Guarantor an opinion addressed to the Banks dated the Effective Date, in form and substance satisfactory to the Banks, regarding this Second Amendment, the continuing effectiveness of the Security Documents, and the Replacement Notes;

        (f) the Banks shall have received copies of the projections of the annual operating budgets for 1995 and 1996 fiscal years of the Borrower and its Subsidiaries on a consolidated basis.

        (g) the Banks shall have received satisfactory evidence that the Security Documents are effective to create in favor of the Agent, on behalf of the Banks, a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in the Collateral, including without limitation, results of UCC Searches with respect to the Collateral;

        (h) the Banks shall have received from each bank at which the Borrower or any of its Subsidiaries (other than Funding) maintains depository accounts an agreement, in form and substance satisfactory to the Agent, concerning the Agent's security interest for the benefit of the Banks and the Agent in such accounts;

        (i) the Banks shall have received an officer's certificate, in form and substance satisfactory to the Agent, of the Borrower dated as of the Effective Date as to the solvency of the Borrower and its

              Subsidiaries following the consummation of the transactions contemplated herein;

        (j) the Banks shall have received the most recent (i) monthly status reports under the Funding Indenture and (ii) monthly settlement reports under the Funding II Credit Agreement delivered to the Borrower;

        (k) the Banks shall have received the most recent Accounts Receivable aging report of (i) the Borrower and its Subsidiaries and
              (ii) ACFC;

        (l) the Banks shall have received the most recent Compliance Certificate required to be delivered by the Borrower pursuant to sec.7.4(c) of the Credit Agreement;

        (m) the Banks shall have received the most recent Borrowing Base Certificate required to be delivered by the Borrower pursuant to sec.7.4(e) of the Credit Agreement;

        (n) the Borrower shall have paid to the Agent for the pro-rata accounts of the Banks an amendment fee in an amount equal to $60,000.

        5. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The Borrower represents and warrants to the Agent and the Banks that:

        (a) each and every one of the representations and warranties made by the Borrower to the Agent and the Banks in sec.6 or elsewhere in the Credit Agreement or in the other Loan Documents, as amended by this Second Amendment, are true and correct in all material respects on and as of the date hereof except to the extent that any of such representations and warranties relate, by the express terms thereof, solely to a date prior hereto;

        (b) the Borrower has duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in sec.sec.7 and 8 or elsewhere in the Credit Agreement or the other Loan Documents, as amended by this Second Amendment;

        (c) the execution, delivery and performance of this Second Amendment, the Replacement Notes, and the Credit Agreement, as amended by this Second Amendment, and the transactions contemplated hereby and thereby (i) are within the corporate authority of the Borrower, (ii) have been duly authorized by all necessary corporate proceedings on the part of the Borrower,
              (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower so as to materially adversely affect the assets, business or any activity of the Borrower as a whole, and (iv) do not conflict with any provision of the corporate charter or bylaws of the Borrower or any agreement or other instrument binding upon the Borrower.

        (d) the execution, delivery and performance of this Second Amendment, the Replacement Notes and the Credit Agreement, as modified by this Second Amendment, will result in valid and legally binding obligations of the Borrower enforceable against the Borrower in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

        (e) the execution, delivery and performance by the Borrower of this Second Amendment, the Replacement Notes and the Credit Agreement, as modified by this Second Amendment, and the consummation by the Borrower of the transactions contemplated hereby and thereby does not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

        6.  RATIFICATION, ETC.   Except as expressly amended by this Amendment,
the Credit Agreement and the Loan Documents and all documents, instruments and agreements related thereto, including, but not limited to the Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Borrower confirms and agrees that the Obligations of the Borrower to the Banks under the Loan Documents, as amended and supplemented hereby, are secured by, guarantied under, and entitled to the benefits, of the Security Documents. The Guarantor confirms and agrees that its guaranty of the Obligations of the Borrower to the Banks under the Loan Documents, as amended and supplemented hereby, as set forth in the Guaranty remains in full force and effect. The Borrower, the Guarantor, the Agent and the Banks hereby acknowledge and agree that all references to the Credit Agreement and the Obligations thereunder contained in any of the Loan Documents shall be references to the Credit Agreement and the Obligations, as affected and increased hereby and as the same may be amended, modified, supplemented, or restated from time to time. The Borrower, the Guarantor, the Agent and the Banks hereby acknowledge and agree that all references to the

Notes or Revolving Credit Notes contained in any of the Loan Documents shall be references to the Replacement Notes, as the same may be amended, modified, supplemented, or restated from time to time. The Security Documents and the perfected first priority security interests of the Banks thereunder shall continue in full force and effect, and the collateral security and guaranties provided for in the Security Documents shall not be impaired by this Amendment. The Credit Agreement and this Second Amendment shall be read and construed as a single agreement.

        7.  MISCELLANEOUS.   The Borrower hereby agrees to pay to the Agent, on
demand by the Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Agent or any of the Banks in connection with the preparation of this Second Amendment and the documents referred to herein (including reasonable legal fees). Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or the Guarantor or any rights of the Agent or either of the Banks consequent thereon. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. Section headings in this Second Amendment are included herein for convenience of reference only and shall not constitute part of this Second Amendment for any other purpose. This Second Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts (without reference to conflict of laws).

        8.  JOINDER BY GUARANTOR.   The Guarantor is hereby joined to the Credit
Agreement for the purpose of making the representations and warranties set forth in Section 6 and being made bound by the covenants set forth in Sections
7 (other than Section 7.1 and 7.2).

        IN WITNESS WHEREOF, the undersigned have duly executed this Second Amendment as a sealed instrument as of the date first set forth above.


                                        HPSC, INC.


                                        By:
                                           ------------------------------
                                             Name:
                                             Title:

                                        AMERICAN COMMERCIAL
                                          FINANCE CORPORATION


                                        By:
                                           ------------------------------
                                             Name:
                                             Title


                                        THE FIRST NATIONAL BANK
                                          OF BOSTON, individually and
                                          as Agent


                                        By:
                                           ------------------------------
                                             Name:
                                             Title:


                                        BANK OF AMERICA ILLINOIS,
                                          individually and as co-agent


                                        By:
                                           ------------------------------
                                             Name:
                                             Title:


                                        CORESTATES BANK, N.A.


                                        By:
                                           ------------------------------
                                             Name:
                                             Title:

                                        THE DAIWA BANK, LIMITED


                                        By:
                                           ------------------------------
                                             Name:
                                             Title:

                                        By:
                                           ------------------------------
                                             Name:
                                             Title:


                                        NATIONSBANK, N.A.


                                        By:
                                           ------------------------------
                                             Name:
                                             Title:

                            AMENDED AND RESTATED
                         REVOLVING CREDIT AGREEMENT

                                 Schedule 1
                                 ----------
            Banks; Addresses; Commitments; Commitment Percentages
                        dated as of December 1, 1995


     BANK'S NAME AND ADDRESS                         COMMITMENT      PERCENTAGE
     -----------------------                         ----------      ----------
The First National Bank of Boston                    $15,000,000         25%
100 Federal Street
Boston, MA  02110
Attn.: Mitchell B. Feldman, Director
Phone: 617-434-5760
Fax: 617-434-0637

NationsBank, N.A.                                    $15,000,000         25%
8 Fanueil Hall Market Place
Boston, MA  02109
Attn.: Mr. Guy Simmons
Phone: 617-973-6430
Fax: 617-973-6431

Bank of America Illinois                             $12,000,000         20%
231 South LaSalle Street
Chicago, IL  60697
Attn.: Nelson Albrecht, Assistant Vice President
Phone: 312-828-3166
Fax: 312-828-1997

CoreStates Bank, N.A.                                $12,000,000         20%
1339 Chestnut Street, FC-1-8-11-24
Philadelphia, PA  19107
Attn.: Verna R. Prentice, Vice President
Phone: 215-973-5866
Fax: 215-786-7704

The Daiwa Bank, Limited                              $ 6,000,000         10%
One Post Office Square, Suite 3820
Boston, MA  02109
Attn.: Alfred DeGemmis, Vice President
Phone: 617-451-3200
Fax: 617-423-4884

                         TOTAL                       $60,000,000        100%

                                                                      EXHIBIT J
                                                                      ------- -

AMERICAN COMMERCIAL FINANCE CORPORATION - CREDIT POLICY
- -------------------------------------------------------

SUBJECT: Asset Based Lending - General Lending Policy


PURPOSE:

To define the parameters of our asset-based lending services.

SCOPE:

American Commercial Finance Corporation, ("ACFC") a subsidiary of HPSC, Inc.



POLICY STATEMENT:
- -----------------

ACFC provides secured asset-based loans to businesses for commercial purposes. Its trading area is New England and upper New York state for loans ranging in size from $500,000 to $3,000,000. The trading area for borrowers engaged in the manufacture or distribution of medical equipment or supplies is the United States.

PRODUCT TYPE:
- -------------

ACCOUNTS RECEIVABLE FINANCING
- -----------------------------

ACFC provides revolving accounts receivable financing secured by eligible trade accounts. Advances generally will not exceed 80% of accounts not more than 90 days (or less) in age from date of sale.

INVENTORY FINANCING
- -------------------

ACFC provides both revolving and "term like" inventory financing under appropriate terms. Loans will not exceed 50% of borrower's active inventory, at cost or market, whichever is lower.

TERM FINANCING
- --------------

ACFC provides term financing secured by all machinery & equipment. The term portion generally does not exceed 50% of overall lines of credit. All term loans have a repayment schedule, generally will not exceed 75% of appraised liquidation value, and are cross-defaulted to all other loans.

AMERICAN COMMERCIAL FINANCE CORPORATION - CREDIT POLICY
- -------------------------------------------------------

SUBJECT: Asset Based Lending - Credit Authority

PURPOSE:

To establish credit authority within ACFC.

SCOPE:

American Commercial Finance Corporation, ("ACFC") a subsidiary of HPSC, Inc.

POLICY STATEMENT:
- -----------------

ACFC's credit committee approval is required of all asset-based loans.

AMERICAN COMMERCIAL FINANCE CORPORATION - CREDIT POLICY
- -------------------------------------------------------

SUBJECT: Asset Based Lending - Concentration of Credit

PURPOSE:

To establish guidelines for loan portfolio nix.

SCOPE:

American Commercial Finance Corporation, ("ACFC") a subsidiary of HPSC, Inc.




POLICY STATEMENT:
- ----------------

ACFC will maintain a portfolio in which no single borrower equals 10% of the portfolio, nor will any single industry comprise more than 25% of the entire portfolio, except the medical industry, which may be 50%.

The aforementioned goals will be implemented during the next 3-5 years of portfolio development.

AMERICAN COMMERCIAL FINANCE CORPORATION - CREDIT POLICY
- -------------------------------------------------------


SUBJECT: Asset Based Lending -- Loan Administration

PURPOSE:

To establish administrative responsibilities for monitoring loans and collateral at ACFC.

SCOPE:

American Commercial Finance Corporation, ("ACFC") a subsidiary of HPSC, Inc.

POLICY STATEMENT:
- -----------------

The Loan Administration officer of ACFC is responsible for maintaining lending standards and for loan and collateral monitoring.

AUDITS
- ------

ACFC will perform, prior to commitment, examinations of proposed borrower's books and records. Subsequent to a loan closing, and at a minimum, annual examinations and semiannual examinations will be performed on loans rated less than 6, and greater than 6 respectively. Reference is made to ACFC's examination forms for scope.

RISK RATING
- -----------

Loan officers are responsible for risk rating each loan. ACFC's rating matrix is the standard for establishing the rating. Each account relationship is rated on the occasion of the receipt of a financial statement or 90 days have elapsed since the date of the last rating.

LOAN LOSS RESERVES
- ------------------

Loan loss reserves at ACFC are based on the risk grades generated utilizing the allocation percentages approved by the parent's Chief Financial Officer.

PROBLEM LOAN ADMINISTRATION
- ---------------------------

* NON-ACCRUAL - a borrower's inability to service debt as collateral deteriorates is criteria for placing the account in a non-accrual status. The president of ACFC can recommend a discretionary non-accrual to the parent's Chief Financial Officer.

* CHARGE-OFFS - the President of ACFC will recommend charge-offs to the parent's Chief Financial Officer.

AMERICAN COMMERCIAL FINANCE CORPORATION -- CREDIT POLICY
- --------------------------------------------------------


SUBJECT: Factoring Policy



PURPOSE:

To define ACFC's credit policy with respect to its factoring program.


SCOPE:

American Commercial Finance Corporation, ("ACFC") a subsidiary of HPSC, Inc.

POLICY STATEMENT:
- -----------------

ACFC's factoring program provides for the purchase of commercial invoices with full recourse. Overall factoring program constraints are established by ACFC's credit committee. Program guidelines which are subject to loan officer modification are as follows:

1. The geographical territory is New England and upper New York state.

2. Excluded credits are retail/consumer and construction related businesses.

3. The maximum advance rate is 80% of invoice value. The minimum retainage is 15% of invoice value plus known dilution.

4. Each client debtor is notified of the invoice purchase.

5. Each invoice is confirmed with the client debtor prior to advance.

6. No overadvances are permitted.

LOAN LOSS RESERVES:
- -------------------

Loan loss reserve is approved by the parent's Chief Financial Officer.

COMMERCIAL INVOICES PAST DUE:
- -----------------------------

The factoring agreement provides for replacement or reimbursement for invoices past due sixty days subject to loan officer modification. Once an invoice is deemed uncollectible in the ordinary course, replacement or reimbursement is mandatory.

CHARGE OFFS:
- -----------

The president of ACFC will recommend charge offs to the parent's Chief Financial Officer.